Exhibit 99.1

YONGYE INTERNATIONAL, INC. ANNOUNCES GOING PRIVATE PROPOSAL NOT APPROVED BY STOCKHOLDERS

BEIJING, March 5, 2014 -- Yongye International, Inc. (NASDAQ: YONG) ("Yongye" or the "Company"), a leading developer, manufacturer, and distributor of crop nutrient products in the People's Republic of China, today announced that, at the special meeting of stockholders of the Company held on March 5, 2014, the proposal to approve the previously announced agreement and plan of merger (the “Merger Agreement”), dated as of September 23, 2013, among the Company, Full Alliance International Limited (“Holdco”), Yongye International Limited (“Parent”) and Yongye International Merger Sub Limited (“Merger Sub”), did not receive approval from at least a majority of the issued and outstanding shares of common stock of the Company (the “Shares”), other than (i) Shares owned by Holdco, Parent and Merger Sub, including shares to be contributed to Parent by Holdco, Mr. Zishen Wu, Prosper Sino Development Limited and MSPEA Agriculture Holding Limited, immediately prior to the effective time of the Merger pursuant to a contribution agreement, dated as of September 23, 2013, among Parent, Holdco, Mr. Zishen Wu, Prosper Sino Development Limited and MSPEA Agriculture Holding Limited, and (ii) Shares held by the Company or any subsidiary of the Company.

Therefore, the Merger Agreement was not approved by the Company’s stockholders.

Mr. Zishen Wu, Chairman and Chief Executive Officer of Yongye, stated, “We remain confident about Yongye’s business prospects and believe that the Company continues to be very well positioned for sustainable long-term growth. The Board of Directors and management team look forward to working closely together to explore all appropriate opportunities to maximize value for all of our stockholders.”

About Yongye International, Inc.

Yongye International, Inc. is a leading crop nutrient company headquartered in Beijing, with its production facilities located in Hohhot, Inner Mongolia, China. Yongye's principal product is a liquid crop nutrient, from which the Company derived substantially all of the sales in 2012. The Company also produces powder animal nutrient product which is mainly used for dairy cows. Both products are sold under the trade name "Shengmingsu," which means "life essential" in Chinese. The Company's patented formula utilizes fulvic acid as the primary compound base and is combined with various micro and macro nutrients that are essential for the health of the crops. The Company sells its products primarily to provincial level distributors, who sell to the end-users either directly or indirectly through county-level and village-level distributors. For more information, please visit the Company's website at www.yongyeintl.com.

Safe Harbor Statement

This press release contains certain statements that may include "forward-looking statements." All statements other than statements of historical fact included herein are "forward-looking statements." These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risk factors discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on the SEC's website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Contacts

Yongye International, Inc.

Ms. Rain Xia

Phone: +86-10-8231-9608

E-mail: ir@yongyeintl.com

Mr. John Capodanno (U.S. Contact)

Phone: +1-212-850-5705

E-mail: john.capodanno@fticonsulting.com

Ms. May Shen (China Contact)
Phone: +86-10-8591-1951
E-mail: may.shen@fticonsulting.com

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